UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2017

Park-Ohio Holdings Corp.

(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio		44124
(Address of principal executive offices)		(Zip Code)

440-947-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Park-Ohio Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	333-43005-01	34-6520107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio		44124
(Address of principal executive offices)		(Zip Code)

440-947-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On April 17, 2017, Park-Ohio Industries, Inc. (the “Company”), an Ohio corporation and a wholly owned subsidiary of Park-Ohio Holdings Corp. (the “Parent”), and its material domestic subsidiaries (the “Guarantors”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the issuance by the Company of $350 million aggregate principal amount of 6.625% Senior Notes due 2027 (the “Notes”). The Notes were sold on April 17, 2017 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear an interest rate of 6.625% per annum and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2017. The Notes mature on April 15, 2027. The Notes are unsecured senior obligations of the Company and are guaranteed on an unsecured senior basis by the Guarantors.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and the Guarantors’ abilities to incur additional indebtedness and issue preferred stock, pay dividends on or purchase the Company’s and the Guarantors’ equity interests, make certain investments, incur liens on assets, enter into sale and leaseback transactions, merge or consolidate with another company, transfer or sell all or substantially all of the Company’s assets, and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to the repurchase date.

The Company may redeem the Notes at any time on or after April 15, 2022 at redemption prices of 103.313%, 102.208% and 101.104% of the principal amount thereof if the redemption occurs during the 12-month periods beginning April 15 of the years 2022, 2023 and 2024, respectively, and at a redemption price of 100% of the principal amount thereof on and after April 15, 2025, in each case, plus accrued and unpaid interest, if any, to the applicable redemption date. In addition, on or prior to April 15, 2020 the Company may redeem up to 40% of the aggregate principal amount of the Notes with net cash proceeds of certain equity offerings of the Company or Parent at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. The Company may also redeem all or part of the Notes at a redemption price of 100% of the principal amount thereof, plus a “make-whole” premium, on one or more occasions prior to April 15, 2022.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indenture

On April 17, 2017, the Company entered into a sixth supplemental indenture (the “Supplemental Indenture”), among the Company, the guarantors named therein and the Trustee, to the indenture, dated April 7, 2011, among the Company, the guarantors named therein and the Trustee (the “2021 Notes Indenture”), under which the Company issued its 8.125% Senior Notes due 2021 (the “2021 Notes”). The Supplemental Indenture amends the 2021 Notes Indenture by, among other things, eliminating certain restrictive covenants contained in the 2021 Notes Indenture and reducing the minimum period required for notice of redemption from 30 days to three business days.

The amendments to the 2021 Notes Indenture contained in the Supplemental Indenture were effective as of April 17, 2017 and became operative when the Company accepted for purchase validly tendered 2021 Notes representing a majority of the outstanding 2021 Notes pursuant to the Company’s tender offer for all outstanding 2021 Notes (the “Offer”). As of 5:00 p.m., New York City time, on Thursday, April 13, 2017, the Company had received tenders of approximately $238,978,000 aggregate principal amount of the 2021 Notes, representing approximately 95.59% of the aggregate principal amount of the 2021 Notes outstanding.

The foregoing description of the Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company also entered into a registration rights agreement dated April 17, 2017 (the “Registration Rights Agreement”) among the Company, the Guarantors and the initial purchasers of the Notes. Under the Registration Rights Agreement, the Company and the Guarantors agreed, among other things, (i) to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the Notes and the guarantees thereof within 180 days after April 17, 2017, (ii) to use all commercially reasonable efforts to have such exchange offer registration statement declared effective by the SEC within 240 days after April 17, 2017, and (iii) subject to certain limitations, to consummate the exchange offer to which the exchange offer registration statement relates within 30 business days after the date on which the registration statement is declared effective by the SEC. Under certain circumstances, the Company and the Guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the Notes and the guarantees thereof. If the Company does not comply with these obligations, subject to limitations set forth in the Registration Rights Agreement, the Company and the Guarantors jointly and severally will be required to pay special interest in an amount equal to 0.25% per annum of the principal amount of the Notes, for the first 90 days following default. Thereafter, the amount of special interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default is cured, up to a maximum amount of 1.0% per annum.

The initial purchasers of the Notes and their affiliates have, from time to time, provided certain investment banking, commercial banking and financial advisory services to the Company and its affiliates, including acting as lender to the Company and its affiliates and as a dealer-manager in connection with the Company’s tender offer for, and consent solicitation with respect to, the 2021 Notes, for which they received customary fees and commissions.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Credit Agreement

On April 17, 2017, the Company also entered into a seventh amended and restated credit agreement (the “Credit Agreement”) among the Company, RB&W Corporation of Canada the European borrowers party thereto, the other loan parties thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, J.P. Morgan Europe Limited, as European agent and J.P. Morgan Securities Inc., as sole lead arranger and bookrunning manager. The Credit Agreement, among other things, provides an increased revolving credit facility of up to $350 million, extends the maturity date of borrowings under the facility to April 17, 2022 and amends fee and pricing terms. Furthermore, the Company has the option, pursuant to the Credit Agreement, to increase the availability under the revolving credit facility by an aggregate incremental amount up to $100 million.

Some of the financial institutions party to the Credit Agreement, and some of their affiliates, have, from time to time, provided certain investment banking, commercial banking and financial advisory services to the Company and its affiliates, including acting as lender to the Company and its affiliates and as a dealer-manager in connection with the Company’s tender offer for, and consent solicitation with respect to, the 2021 Notes, for which they received customary fees and commissions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Credit Agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Number	Exhibit

4.1	Indenture, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including Form of Note).

4.2	Sixth Supplemental Indenture, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.3	Seventh Amended and Restated Credit Agreement, dated April 17, 2017. Among Park-Ohio Industries, Inc., RB&W Corporation of Canada, the European Borrowers (as defined therein) party thereto, the other Loan Parties (as defined therein), the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, J.P. Morgan Europe Limited, as European agent and J.P. Morgan Securities Inc., as sole lead arranger and bookrunning manager.

10.1	Registration Rights Agreement, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and the initial purchasers that are party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.

	By:	/s/ Robert D. Vilsack
		Name:	Robert D. Vilsack
		Title:	Secretary
Date: April 17, 2017

Park-Ohio Industries, Inc.

	By:	/s/ Robert D. Vilsack
		Name:	Robert D. Vilsack
		Title:	Secretary
Date: April 17, 2017

INDEX TO EXHIBITS

Number	Exhibit

4.1	Indenture, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including Form of Note).

4.2	Sixth Supplemental Indenture, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.3	Seventh Amended and Restated Credit Agreement, dated April 17, 2017. Among Park-Ohio Industries, Inc., RB&W Corporation of Canada, the European Borrowers (as defined therein) party thereto, the other Loan Parties (as defined therein), the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, J.P. Morgan Europe Limited, as European agent and J.P. Morgan Securities Inc., as sole lead arranger and bookrunning manager.

10.1	Registration Rights Agreement, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and the initial purchasers that are party thereto.